U.S. Securities and Exchange Commission
                          Washington, D.C.  20549

                                  Form SB-2
                                Amendment #2

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              K-1 BUILDERS, INC.
                             ------------------
               (Name of small business issuer in its charter)

                                  333-46682
                          -------------------------
                            (commission File No.)


     Nevada                                                  87-0659918
-----------------------   ----------------------------  --------------------
(State or jurisdiction   (Primary Standard Industrial  (I.R.S. Employer
of incorporation or       Classification Code Number)   Identification No.)
organization)

                         3945 So. Wasatch Blvd. #282
                                Holladay, Utah
                                    84124
                                (801) 420-6400
                          -------------------------
                            (Address and telephone
                        number of principal executive
                            offices and principal
                              place of business)

                           Kevin Kirch, President,
                           Chief Executive Officer
                              K-1 Builders, Inc.
                      3945 So. Wasatch Blvd. Suite #282
                                Holladay, Utah
                                    84124
                                (801) 420-6400
                          -------------------------
                              (Name, address and
                        telephone number of agent for
                                   service)

                                  Copies to:
                             Amy L. Clayton, Esq.
                       6337 So. Highland Dr. Suite 220
                             Salt Lake City, Utah
                                    84121
                                (801) 550-1018
                              Fax (801) 944-1268

Approximate date of proposed sale to the public: As soon as practicable from time to time after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering. [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering. [    ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box. [    ]

---------------------------------------------------------------------------
                       CALCULATION OF REGISTRATION FEE

  Title of
Each Class                                      Proposed
    of                          Proposed        Maximum
Securities       Amount to      Offering        Aggregate      Amount of
   to be            be          Price per       Offering       Registra-
Registered      Registered      Share           Price          tion Fee
----------------------------------------------------------------------------
Common           400,000        $0.50 per       $200,000       $ 52.80
Stock,           shares           share
$0.001 par
value

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

Disclosure alternative used (check one):
Alternative 1          ; Alternative 2     X

                              Table of Contents
                              ------------------

Section                                                                  Page
--------                                                                 ----

Prospectus Summary ....................................................... 5
Risk factors ............................................................  6
     Expectation of Future Losses......................................... 6
     Challenges of a New Business......................................... 6
     Our Competitive Disadvantage ........................................ 6
     Compliance With Governmental Regulations ............................ 6
     Compliance With Environmental Regulations ........................... 7
     Going Concern........................................................ 7
     Lack of Sufficient Funding............................................7
     Self Underwritten Best Efforts Offering...................... ........7
     No Assurance of Public Market.........................................7
     Arbitrary Offering Price..............................................8
     Designation of Our Stock as a Penny Stock ............................8
     Immediate and Substantial Dilution ...................................8
     Limited Information Available ....................................... 8
Forward-looking statements ............................................... 9
Use of proceeds ..........................................................10
Dilution .................................................................11
Comparative Data .........................................................12
Plan of Distribution .................................................... 13
Legal proceedings ........................................................13
Directors, Executive Officers, Promoters and Control Persons .............13
Security Ownership of Certain Beneficial Owners and Management ...........15
Description of Securities.................................................16
Experts Named in Registration Statement...................................17
Disclosure of Commission Position On Indemnification for
Securities Act Liabilities ...............................................18
Organization Within the Last Five Years ................................. 18
Description of Business.................................................. 18
Management's Discussion and Analysis of Plan of Operation ................22
Description of Property...................................................24
Certain Relationships and Related Party Transactions......................24
Market for Common Equity and Related Stockholder Matters .................24
Executive Compensation ...................................................24
Determination of Offering Price...........................................26
Financial statements......................................................26
Changes in and Disagreements with Accounts............................... 26

                                  PROSPECTUS

                              K-1 Builders, Inc.
             Maximum Offering:  400,000 shares of common stock
                      Offering Price: $.50 per share

--------------------------------------------------------------------------
K-1 Builders, Inc.                   This is our initial public offering,
3945 So. Wasatch Blvd. #282          and no public market currently exists
Holladay, UT 84124                   for our shares.  The offering price
                                     may not reflect the market price of
                                     our shares after the offering.

The Offering
-------------               Total    There is no minimum offering amount
                Per Share Maximum    and no escrow of funds.
                --------- --------
Public Price    $0.50    $200,000
Underwriting
 Discounts        -0-          -0-
Maximum
 Proceeds to
 K-1 Builders,  $0.50    $200,000*
 Inc.
----------------------------------------------------------------------------

     K-1 Builders, Inc. is a new development stage company planning to exploit the need for commercial real estate development and facility expansion services to major U.S. and multinational corporations.

     These shares involve a high degree of risk. Investors should expect immediate substantial dilution. Even if we succeed in raising the maximum amount in the offering, it may not be sufficient to enable us to fully commence our proposed business operations without additional fund raising. The shares offered should not be purchased by any investor who cannot afford to sustain the total loss of their investment.

         "See Risk Factors beginning on page 6 for a description of the risks
you should carefully consider before investing."      Prospective investors
should carefully consider all of the risk factors, in addition to the other information set forth in this prospectus.

     This offering is self underwritten and will be managed by us. The shares will be offered and sold by our officers without any discounts or other commissions.

     This offering will commence with the date of this prospectus and will end 120 days from that date. There will be no extensions of time in which to continue this offering.

     These shares have not been approved or disapproved by the Securities and Exchange Commission or any state securities agency nor has the Commission or any agency passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     The date of this prospectus is ____________________, 2000.


                      DELIVERY OF PROSPECTUS BY DEALERS

     Dealers may be required to deliver a prospectus to anyone wishing to purchase registered shares of K-1 Builders, Inc. within 90 days after their effective date of this prospectus regardless of whether they are participating in this distribution. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.

     Prior to investing, prospective investors should read the entire prospectus.

                              PROSPECTUS SUMMARY

                                 The Company

     K-1 Builders, Inc. has been formed to address what management believes is an opportunity for us to provide commercial real estate development and facility expansion services to major U.S. and multinational corporations. Management believes that the growing need of large corporations to establish facilities throughout the United States and the world from which to expand into the global economy has created demand for employee housing, ex-patriot compounds, office space, manufacturing and related production facilities. K-1 Builders, Inc. believes development, construction and management capabilities on a world-wide basis can be met most efficiently by a single provider, which we believe we can offer on a cost effective basis.

     To date, we are a start-up business with very small operations and minimal revenues.

                                The Offering

Securities Offered:                400,000 shares of common stock.

Offering Price:                    $0.50 per share

Summary Selected
Financial Data:                    We are a start-up, development stage
                                   company and have recently started
                                   operations but as yet have no earnings or income from operations. As of August 31, 2000, our financial data is as follows:

                                   Total Assets             $16,900
                                   Total Liabilities              0
                                   Shareholder Equity       $16,900
                                   Net Tangible Book Value  $16,900
                                   Net Tangible Book Value
                                   per Share                   $.02

                                 RISK FACTORS


     An investment in the shares offered hereby involves a high degree of risk. Prospective investors should carefully consider the following risk factors, in addition to the other information set forth elsewhere in this prospectus, including the Consolidated Financial Statements and Notes, prior to making an investment in K-1 Builders, Inc.

Expectation of Future Losses

     We have recently commenced start-up, development stage operations. We may suffer significant losses commencing our operations and our future profitability remains uncertain. We will face all of the challenges of a new business enterprise, including but not limited to, locating suitable office space, engaging the services of qualified support personnel and consultants, establishing budgets, implementing appropriate financial controls and internal operating policies and procedures. We do not have any significant cash and have no significant operations since our inception.

    The Market May Not Accept Our New Business

     We are not certain our services will be accepted in the market. Our business is based on our belief of the need for growth and expansion of construction services. Acceptance of our services will be dependent on a number of factors including:

     -    response from the industry;
     -    advertising and promotion;
     -    availability of competing services and technologies;
     -    pricing factors;
     -    other intangible factors.

     These things change rapidly and cannot be predicted with certainty. We have not undertaken any independent market studies to determine the feasibility of our services or its potential market acceptance.

    We Have a Serious Competitive Disadvantage

     There are many well established concerns which have vastly greater financial and personnel resources than our Company. In view of the our extremely limited financial resources and limited number of management personnel, the company expects to be at a serious competitive disadvantage compared to our Company's competitors.


    If We Fail to Raise Adequate Capital We Will Be Unable to Continue As a Gong Concern

     As noted in the Independent Accountants opinion, there is substantial doubt about our ability to continue as a going concern without the realization of additional adequate financing. We will need additional capital as current funds are insufficient to finance our operations. We could be required to cut back or stop operations if we are unable to raise or obtain needed funding.

    We May Have a Lack of Sufficient Funding

     Even if the entire offering amount is raised, the amount of capital available to us will be extremely limited, and may not be sufficient to enable us to fully expand our business operations without additional fund raising.
We have no commitments for additional cash funding beyond the proceeds expected to be received from this offering.

    This is a Self Underwritten Best Efforts Offering

     The shares are being offered on a "self underwritten" basis. If we are not able to successfully sell our securities, we will be unable to raise the needed capital to expand our operations. There is no underwriter and no firm commitment from anyone to purchase all or any of the shares. No assurance can be given that all or any of the shares will be sold.

    There is No Assurance of a Public Market

     There is no public market for our shares and an active trading market for our common stock may not develop or continue after this offering. Therefore an investment in our securities may be an illiquid long-term investment. Additionally, with this offering being on a best efforts basis with no minimum there is a risk of losing your entire investment if the offering is substantially undersold.

    This Has an Arbitrary Offering Price

     We have arbitrarily determined the offering price, which exceeds the book value of the securities; Investors may be unable to recoup their investment if the value of our securities does not materially increase. We arbitrarily selected the price for the common stock. Since an underwriter has not been retained to offer the securities, our establishment of the offering price of the shares has not been determined by negotiation with an underwriter as is customary in underwritten public offerings. The offering price does not bear any relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Therefore, investors may be unable to recoup their investment if the value of our securities does not materially increase.

    Because Our Stock Will Be Subject To the "Penny Stock," Rules, We May Experience a Decreased Trading Market For Our Shares

        Our shares will be subject to Rule 15g-9, whereby a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell our shares and may affect the ability of holders to sell their shares in the secondary market.

     This rule imposes additional sales practice requirements on broker-dealers that sell low-priced securities designated as "penny stocks" to persons other than established customers and institutional accredited investors. The SEC's regulations define a "penny stock" to be any equity security that has a market price less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Initially our stock will be a penny stock. We cannot assure you that our shares will ever qualify for exemption from these restrictions.

    There Will Be Immediate and Substantial Dilution

     Investors in this offering will contribute a disproportionately greater amount of capital than the ownership they will receive. Therefore, current shareholders will benefit disproportionately if we are successful while investors in this offering will suffer a greater loss of cash if we are not successful. Collectively the existing shareholders own 900,000 shares of our presently outstanding stock, for which they paid $900.00 cash. If the maximum number of shares offered hereby are sold, upon completion of the offering present stockholders will own 70% of the then outstanding shares, and investors in the offering will own the other 30%, for which they will have paid $200,000 cash. Thus, investors in the offering will contribute to the capital of K-1 Builders, Inc. a disproportionately greater percentage than the ownership they receive. Present stockholders will benefit from a greater share of K-1 Builders, Inc. if successful, while investors in the offering risk a greater loss of cash invested if we are not successful.

    There Are Severe Penalties for Non-Compliance With Governmental
Regulations

     The construction and development industry is highly regulated. The Company will be required to comply with a variety of federal, state and local laws relating to its proposed building activities, the building materials it uses, and the designs of its construction projects. These requirements vary widely, depending on the location. While we believe we will be able to remain in material compliance with all such laws, if it should be determined that our Company is not in compliance with the law, our Company could become subject to cease and desist orders, injunctive proceedings, civil fines and other penalties.

    There Are Severe Penalties for Non-Compliance With Environmental
Regulations

     There are many strict regulations in connection with construction and development projects of which our Company could be held liable in part or in whole, including the cost of remedial action with respect to many environmental issues. In addition to clean-up actions brought by federal, state and local agencies, the presence of hazardous or toxic substances on a property also could result in personal injury or similar claims by private plaintiffs. There can be no assurance that federal, state and local agencies or private plaintiffs will not bring such actions in the future, or that such actions, if adversely resolved, would not have a material adverse effect on our Company's business and results of operations.

    Investors Have Limited Information Availability

     Investors may have limited information available on which to access our status because we have only limited SEC reporting requirements.
We will not be subject to the proxy rules, short-swing profits regulations, beneficial ownership report regulations and the bulk of the tender offer regulations. Therefore, we may only be required to file periodic reports for a limited period of time. We do intend to provide our shareholders with annual reports containing audited financial statements from our independent accountants and other periodic reports as we feel necessary. However, in view of the fact that we may have limited reporting requirements, the investor will have less information available with which to assess our status.

                            AVAILABLE INFORMATION

     K-1 Builders, Inc. has filed with the United States Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2, under the Securities Act of 1933, (the "Securities Act"), with respect to the shares offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all of the information contained in the registration statement. For further information regarding both K-1 Builders, Inc. and the shares offered, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained from the Washington, D.C. office upon request and payment of the prescribed fee.

     We will not file a Form 8-A or other registration statement under the Securities Exchange Act and will only be subject to Section 15(d) following the effective date. The proxy rules, short-swing profits regulations, beneficial ownership reporting regulations and the bulk of the tender offer regulations will not apply to us.

     We intend to furnish our stockholders with annual reports containing consolidated financial statements audited and reported upon by our independent accounting firm and such other periodic reports as we may determine to be appropriate or as may be required by law.

     We are an electronic filer. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The Commission's Web site address is "http://www.sec.gov."

     As of the date of this prospectus, we became subject to the informational requirements of the Securities Exchange Act of 1934, (the "Exchange Act") and will file reports and other information with the Commission. Reports and other information filed by us with the Commission will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: New York regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                         REPORTS TO SECURITY HOLDERS

     Copies of our Annual, Quarterly and other Reports which will be filed by us with the Commission commencing with the Quarterly Report for the first quarter ended after the date of this prospectus, which is due 45 days after the end of such quarter, will also be available upon request, without charge, by writing K-1 Builders, Inc., 3945 So. Wasatch Blvd. #282, Holladay, Utah 84124.

                          FORWARD-LOOKING STATEMENTS

    Some of the statements contained in this prospectus discuss future expectations, contain projections of results of operation or financial condition or state other "forward-looking" information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions.

     Important factors that may cause actual results to differ from projections include, for example;

     - the success or failure of our efforts to expand our business strategy;
     - our ability to raise sufficient capital to proceed with our growth and expansion of services;
     - our ability to negotiate and maintain favorable contractual arrangements;
     -    the effect of changing economic conditions;
     -    the effect of rapidly changing technology;
     - other risks which may be described in our future filings with the SEC.

     We do not promise to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

                               USE OF PROCEEDS

     The following table sets forth management's present estimate of the allocation of net proceeds expected to be received from this offering. The uses set forth below are based on estimated costs, actual costs may vary from these estimates. If such occurs, we may invest the net proceeds in investment-grade, short-term, interest-bearing securities.


                                 If Maximum     If 200,000     If 100,000
                                 Amount Sold    Shares Sold    Shares Sold
                                 ------------   ------------   ------------

Total Proceeds                      $200,000       $100,000        $50,000


Less:
     Offering Expenses                10,000         10,000         10,000
     Filing Fees

Net Proceeds from
 Offering Available                  190,000         90,000         40,000

Use of Net Proceeds

     Sales and                        80,000         30,000         25,000
     marketing expenses

     Equipment Rent(1)                42,000         25,000         10,000

     Consultant
     Compensation(1)                  30,000         20,000          5,000

     Administrative Costs             26,000         10,000            -0-

     Legal fees                       12,000          5,000            -0-

----------------------------------------------------------------------------

     Total Use of Net Proceeds      $190,000        $90,000        $40,000

----------------------------------------------------------------------------

(1) These items might cost much more than we estimate. In such event, monies allocated to administrative costs and legal fees, if any, will be reduced equally to cover the additional costs of the operations.

     Administrative costs include continued accounting, telecommunications, travel, etc. We anticipate incurring legal fees for the preparation of business contracts and regulatory filings in the United States and possible foreign countries.

     Should we realize less than the full offering, we intend to scale back our initial operations and first allocate any funds to business sales and marketing on a local basis.

                                   DILUTION

     As of the date of this offering, we had 900,000 shares issued and outstanding and a net tangible book value of $16,900 or $.02 per share.

     The proceeds from the sale of shares will vary depending on the total number of shares sold.

     If all 400,000 shares are sold, there would be a total of 1,300,000 shares issued and outstanding. If the maximum 400,000 shares are sold, the net proceeds to us after deducting offering costs of $10,000 would be $190,000. Adding the net proceeds to the net tangible book value, the total net tangible book value of K-1 Builders, Inc. would be $206,900. Dividing the net worth of K-1 Builders, Inc. by the number of shares outstanding discloses a per share book value of approximately $0.16 per share. Therefore, the shareholders who purchased pursuant to the offering will suffer an immediate dilution in the book value of their shares of approximately $0.34 or approximately 68.0% and the present shareholders will receive an immediate book value increase of approximately $0.14 per share.

          Offering price per share                          $0.50
            before deduction of operating expense
          Net tangible book value per share                 $0.02
             before the offering
          Net tangible book value per share                 $0.16
             after the offering
          Dilution to new investors                         $0.34
            per share
          Dilution to new investors                         68.0%
            as a percentage

The following table illustrates the dilution per share to new investors on a percentage of completion basis:


                                     Assumes       Assumes   Assumes
                                     50,000        100,000   400,000
                                     shares        shares    shares
                                     -------       -------   -------

Initial public offering price         $.50         $.50      $.50
      per share

Pro forma net tangible book           $.02         $.02      $.02
     value per share as of
     August 31, 2000

Pro-forma net tangible book           $.04         $.07      $.17
     value increase per share
     attributable to new
     shareholders

As adjusted net tangible book         $.06         $.09      $.19
     value per share after offering

Dilution per share to new             $.44         $.41      $.31
     shareholders
______________________



                               COMPARATIVE DATA

     The following chart illustrates the pro forma proportionate ownership in K-1 Builders, Inc. upon completion of the offering if the maximum amount is sold, of present stockholders and of investors in the offering, compared to the relative amounts paid and contributed to the capital of K-1 Builders, Inc. by present stockholders and by investors in this offering, assuming no changes in net tangible book value other than those resulting from the offering.


           Shares             Cash                  Average
           Owned     Percent  Paid       Percent    Price/Share
           -------  --------  --------   --------   --------

Present    900,000     70%    $900         0.005%    $0.001
Shareholders


New        400,000     30%    $200,000    99.995%    $0.50
Investors

                             PLAN OF DISTRIBUTION

     The offering will not be sold through selling agents. Our officers will sell the shares on a self underwritten offering basis. In the past, we have received unsolicited indications of interest in K-1 Builders, Inc. from friends and persons within the industry. Our officers will deliver prospectuses to these individuals and to others who they believe might have interest in investing in purchasing all or part of this offering.

                              LEGAL PROCEEDINGS

     To the knowledge of management, there is no material litigation pending or threatened against K-1 Builders, Inc. or our management. Further, we are not aware of any material pending or threatened litigation to which we or any of our directors, officers or affiliates are or would be a party.


                   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
                             AND CONTROL PERSONS

     The following table sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held within K-1 Builders, Inc. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the stockholders and qualified. Officers and other employees serve at the will of the Board of Directors.


Name of Director    Age    Term served as           Position with Company
----------------    ----   ---------------------    ---------------------

Kevin Kirch          41     Since August 22, 2000   President, Director

John Chris Kirch     43     Since August 22, 2000   Secretary, Treasurer
                                                    And Director

     The above individuals currently serve as our officers and/or directors. We also acknowledge that Kevin and John Chris Kirch are brothers. A brief description of their positions, duties and their background and business experience follows:

     Kevin Kirch, Chairman of the Board, President, and Director.  Age 41.

     Mr. Kirch has been an officer and director of the Company since its inception on August 22, 2000.

     Prior to becoming an officer and Director of this Company, Kevin Kirch has had multi-disciplined professional expertise which stems from running his own business named Kirch-Co, as a managing engineer in the building, development, and construction industry from March 1987 through August 2000. In his position as President and CEO of this company he has facilitated the start-up marketing, accounting, financial reporting and daily operation of an entrepreneurial business, which has provided project development and management services through-out the Western United States.

     Additionally, as CEO of Kirch-Co. Mr. Kirch has provided management services for local and national corporate clients, while developing interpersonal networks to expedite contract demands. He has expertise in analyzing feasibility studies with long-term investment planning for capital projects, as well as responsibility for stewardship of schedules, budgets, and reporting. Mr. Kirch has served many times in his position at Kirch-Co. as a key liaison for planned residential developments with supporting infrastructure, and utilities management.

     John Chris Kirch, Secretary, Treasurer and Director.  Age 43.

     Mr. Kirch is an original incorporator, director and officer of the Company from its inception on August 22, 2000.

     Prior to the incorporation of this company Mr. Kirch had been Chairman of Txon International Development Corporation for the past two years since its inception in January of 1998. This company specialized in providing building and construction services to expanding corporations. Mr. Kirch's main role in this Company was to facilitate the company's funding needs and promotional requirements until his resignation in June 2000.

     Txon, a development stage company, had no revenues or earnings through its latest 12-month reporting period. Total assets and shareholders equity as of the Company's latest 10-Q filing was $642. Total losses since inception were $361,766.

     Beginning in January of 1997, Mr. Kirch spent part time working on business expansion plans with Weston Hotels and Properties, Inc. until May 1998 when he resigned. Also from May 1997 to present Mr. Kirch has spent part time working on growth and development plans for Weston Caribbean Corp. now called Zurickirch of which he remains an officer and director in the field of nutritional health products.

     Zurichkirch Corp., a development stage company, has had no revenues or earnings in its latest 12-month period. Total assets and shareholders equity according to the company's latest audited financials are $16,039. Total losses since inception are $119,051.

     From April of 1994 to December of 1996 Mr. Kirch was a cofounder and director of planning for ABT Global Pharmaceutical Corporation. His specific role in this start up and development stage company was to prepare its initial business plan and arrange for start-up funding for the corporation through a private placement offering.

     ABT Global Pharmaceutical Corp. now called Pharmaprint, Inc. in its latest 12-month 10-K filings with the S.E.C. reported revenues of $6,492,868, with earnings of a net loss of $5,023,828. Total assets were $2,579,942. Shareholders equity was a negative $12,011,202. Total losses since inception were reported as $74,007,636.

Key Consultants
-----------------

     Stephanie Harnicher, MBA, Age 43, has over 20 years experience in real estate development, construction management, and real estate financial services. From January 1998 to June 2000 Ms. Harnicher has been President of Txon International Development Corporation. From 1992 through 1997, prior to joining Txon Ms. Harnicher owned and operated a mortgage loan business where she and her staff arranged mortgage loans for both home owners and business owners. From 1981 to 1992 Ms. Harnicher worked in several key positions at Exxon, where she was active in strategy, investment analysis, financing, real estate development and marketing of commercial and residential real estate projects worth $950 million. Ms. Harnicher was a key person in the development and marketing for Exxon of many shopping centers, office complexes and large-scale land development projects. During her tenure at Exxon, Ms. Harnicher managed various leasing and sales personnel. She further coordinated the construction, design, legal and property management functions.

     Ms. Harnicher received her undergraduate degree from Goucher College (top 5%), and her MBA in the honors program from the George Washington University, Washington, D.C. Her business/professional history includes almost two decades of multifaceted management experience in finance, marketing, and real estate development.

     Seymour M. Tatar, age 67, has been Vice President, and a director of the Planning and Design for Txon International Development Corporation Company since from January of 1998 to June 2000. Prior to this Mr. Tatar has been an independent architect for over 25 years with a highly successful professional career completing over 300 projects in architecture, urban design, site planning, contracting, construction management, and real estate development.

     Mr. Tatar's expertise includes site landscape and project design, programming, space planning, feasibility, urban renewal, city planning, civic and tax increment district design, engineering and specialized consultant coordination, educational and library behavioral research, on-site construction management services for both public and private sector clients.

     Mr. Tatar is accomplished at bringing together teams of specialized professional consultants, directing them to accomplish specific complex tasks in a comprehensive manner. He is also has a strong background at analyzing cost control, site selection, lighting, acoustics, environmental assessments. real estate appraisal, traffic, food handling, asbestos removal, marketing, legal, business and economic feasibility - all in response to an assignment's special needs.

     Mr. Tatar has been professionally registered in fourteen states, is currently accredited by the National Council of Architectural Registration Board, and participates in several professional and civic associations.


                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                            OWNERS AND MANAGEMENT

     The term "beneficial owner" refers to both the power of investment and the right to buy and sell shares of K-1 Builders, Inc. It also refers to rights of ownership or the right to receive distributions from K-1 Builders, Inc. and proceeds from the sale of K-1 Builders, Inc. shares. Since these rights may be held or shared by more than one person, each person who has a beneficial ownership interest in shares is deemed to be the beneficial owners of the same shares because there is shared power of investment or shared rights of ownership.

Type of                                Amount & Nature of     % of Class
Security    Name and Address           Beneficial Ownership   After Offering
---------   -----------------------    --------------------  ---------------

Common      Kevin Kirch                 600,000                 46%
            3378 W. 7000 S.
            West Jordan,
            Utah 84084

Common      John Chris Kirch            300,000                 24%
            3672 E. Cove Point Dr.
            Salt Lake City,
            Utah 84109

----------------------------------------------------------------------------

All officers and directors              900,000                 70%
as a group (2 persons)

============================================================================
TOTAL                                   900,000                 70%

----------------------------------------------------------------------------


                        DESCRIPTION OF THE SECURITIES

     The following summary describes the material provisions of our Articles of Incorporation and Bylaws relating to the securities, copies of which will be furnished to an investor upon written request therefor.

     Pursuant to our Articles of Incorporation and By-laws, no director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law, (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of NRS 78.300.

     The foregoing limitations do not affect the standards to which directors must conform in discharging their duties to stockholders or modify the availability of equitable relief for breach of duty. Further, the foregoing limitations do not affect the availability of relief under causes of action based on Federal law, including the Federal securities laws.

     The shares being registered pursuant to the registration statement of which this prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

     Description of Common Stock.  Our authorized capital stock consists of

50,000,000 shares of common stock with a $.001 par value, and 10,000,000 shares of preferred stock with a par value of $.0001. As of the date of this Registration Statement, we had outstanding 900,000 shares of common stock and no preferred, of which all common shares outstanding are validly issued, fully paid and non-assessable. Holders of our shares are entitled to receive dividends when declared by the Board of Directors out of funds legally available therefore. Any such dividends may be paid in cash, property or shares. We have not paid any dividends since our inception. All dividends will be subject to the discretion of our Board of Directors, and will depend upon, among other things, our operating and financial conditions, our capital requirements and general business conditions. Therefore, there can be no assurance that any dividends on the shares will be paid in the future.

     All shares have equal voting rights and, when validly issued and outstanding, will have one vote per share on all matters to be voted upon by the shareholders. Cumulative voting in the election of directors is not allowed, and a quorum for shareholder meetings shall result from a majority of the issued and outstanding shares present in person or by proxy. Accordingly, the holders of a majority of the shares present, in person or by proxy at any legally convened shareholders' meeting at which the Board of Directors is to be elected, will be able to elect all directors and the minority shareholders will not be able to elect a representative to the Board of Directors.

     Shares have no preemptive or conversion rights, no redemption or sinking fund provisions, and are not liable for further call or assessment. Each share is entitled to share pro rata any assets available for distribution to holders of its equity securities upon our liquidation.

     During the pendency of the offering, subscribers will have no rights as stockholders until the offering has been completed and the shares have been issued to them.

     Description of Stock Options. The Board of Directors has not issued a stock option plan at this time. To date we have not issued any options and no option shares are being registered under this registration statement.

     Transfer Agent. The company is currently acting as its own transfer agent, however, upon completion of this registration we have contacted Interwest Transfer Company, Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117, Telephone (801) 272-9294, which has agreed to serve as our transfer agent and registrar.


                   EXPERTS NAMED IN REGISTRATION STATEMENT

     None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of K-1 Builders, Inc. Further, none of the experts was hired on a contingent basis and none of the experts named herein will receive a direct or indirect interest in K-1 Builders, Inc.


                      COUNSEL TO THE ISSUER WITH RESPECT
                           TO THE PROPOSED OFFERING

      Amy L. Clayton, Esq.,6337 So. Highland Dr. Suite 220 Salt Lake City, Utah 84121.

                      DISCLOSURE OF COMMISSION POSITION
              ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the following provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of K-1 BUILDERS, INC. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                   ORGANIZATION WITHIN THE LAST FIVE YEARS

     We are a start-up company and have only recently begun operating activities. As soon as the money from this offering is made available, we expect to make all arrangements necessary so that we can build and expand our operations.

                           DESCRIPTION OF BUSINESS

Company History

     We incorporated under the laws of the state of Nevada on August 22, 2000 as K-1 Builders, Inc. We were formed to further develop and market building construction services for expanding companies. Our management believes our services are less expensive and faster than current competitors.

     We have commenced limited business operations, though to date, have worked mostly on organizational and administrative functions.

Business of the Company

      The nature of the company's business is to seek out major U.S. companies that are expanding their business operations and are in need of real estate development and construction services to help them grow and expand. K-1 Builders, Inc. is offering these services to growing companies based on the background and experience of its officers and directors and key consultants who have spent several years working in this field. The Company maintains its principal place of business at its office at 3945 So. Wasatch Blvd. Suite #282, Holladay, Utah 84124.

      We have formed this Company to address what management believes is an unmet demand for a single entity with the ability to provide an extensive array of commercial real estate development and facility expansion services to major U.S. and multinational corporations. Management believes that the growing need of large corporations to establish facilities throughout the

United States and the world from which to expand into the global economy has created demand for employee housing, ex-patriot compounds, office space, manufacturing and related production facilities. We believe as a Company we have development, construction and management capabilities that can be used on a world-wide basis, and that we can offer these services on an attractive cost effective basis.

     The company does not have any significant assets. We belief that we will be able to provide marketable services based solely on the skill, experience and contacts of the individuals who are affiliated with the Company. At the present time we have no employees and are relying on the officers and directors of the company to develop our business without current salaries due to us being in a start-up development stage.

      We anticipate that our first projects will involve provision of development services to companies who will themselves fund the acquisition, development and construction of the real estate facilities they require.

      No assurances can be given that the Company will be successful in locating or reaching agreements with businesses willing to engage the our services to develop, build or manage real estate projects, or that we will be able to find financing sources sufficient to permit us to build such projects ourselves.

      We plan to give any and all bid proposals out at no cost to the company on a speculative basis. Any potential project forthcoming will be based on a periodic draw basis to cover needed working capital.

     As a start-up, development stage company K-1 Builders, Inc. to date has undertaken sales efforts to achieve short term, local projects since inception. This is due to our minimal start-up working capital, which has created the likely inability to continue as a going concern absent a substantial infusion of capital through the sale of additional securities.

     Still we believe as a result of our management's and our key consultant's long term employment as real property development professionals and with the Company's management having formed friendships and associations with experts in many of the areas in which K-1 Builders, Inc. seeks to provide real estate related services to large national and international corporations seeking to build a variety of physical facilities worldwide, that these relationships will permit K-1 Builders, Inc. to obtain business income through consulting agreements, joint venture agreements, subcontracts, and other opportunities, from persons and organizations who will be willing to retain the Company for servicing their needs and custom requirements wherever they may occur. We hope that these past and present relationships, coupled with the skill of our inside management, will help to establish us one day as a leader in the field of large-scale development and facility expansion services.

     Our Development and Construction Services business is intended to include site acquisition services, procurement of approvals and permits, design and engineering coordination, construction bidding and management, tenant finish coordination, general contracting and complete project advisory services. These services are fee based for third party clients.

     We anticipate that approximately 90% of the Company's projects and clients will come from opportunities in other locations other than Utah, where the Company's executive offices are located. The company is currently focusing on potential projects with former associates and former clients who have expressed a potential interest to work with us on a contract basis to build projects in several locations throughout the United States, at this time, however there are no assurances that any potential projects will come to fruition.

     We believe the broad geographic service area that our management team and key consultants have worked in with former relationships and associations will lead to valuable business opportunities of labor, design and construction.

     Members of the Company's management and key consultants have successfully developed properties in many segments of the commercial real estate industry. We believe that the experience and skill of its management may permit it to operate in the large-scale development services industry despite the fact that we do not not currently have assets with which to fund any portion of our business plan except the offering of real estate development services, through our existing management.

Marketing and Advertising

     We intend to market our services through personal contact by members of Management with persons and organizations known to have real property
expansion needs.   We believe the most effective way to identify and target
potential clients is by personal contact of past working relationships and then working through those circles of influence. The next area of marketing company services is through secondary service providers such as planners, architects, commercial real estate agents, mortgage bankers, investor groups and community service groups. The industries or project types in which this company has particular expertise is in commercial and residential development and master-planned community development.

     K-1 Builders, Inc. has already been approached by a few landowners to assist them in feasibility studies and joint development of properties. Most of these potential business opportunities have come by way of our key consultant's contacts developed prior to their association with our Company while they were engaged in commercial real estate development, architecture, construction, and engineering while employed by others. Some of our contacts have evolved from the involvement of our management and consultants in civic, philanthropic and professional associations. Specifically, we have have approached developers who have pending plans for the construction of facilities in Utah, Texas, Arizona, and California with a view to participating in the planning and construction of the facilities either on a contract basis, or as a joint venture if funding can be developed. As of this date there is still no assurance that a final development contract for the Company in any of these potential projects will be forthcoming. Other than having many preliminary discussions and investigative conferences the company has not entered into negotiations, bid on specific projects, or otherwise come into a contractual relationship regarding any potential development projects.

Competition

      The strong U.S. economy over the past few years has created an atmosphere of business growth and expansion. Along with this growth has come an increase in development opportunity seekers looking to secure large projects with large revenue potential. Our competitors, and potential competitors have greater financial and marketing resources than we do. Also, there can be no assurance that we will not encounter increased competition in the future which could limit our ability to establish, maintain or increase any market share, which could adversely affect the Company's financial results in the near or distant future. There can be no assurance that a continual increase in competition will not be severely detrimental to our Company's viability and longevity.

     There are many well established, large corporations which have vastly greater financial and personnel resources than we do. In view of the Company's extremely limited financial resources and limited number of management personnel, we expect the company to be at a competitive disadvantage compared to our competitors.

     Competition in the real estate development business is based on scope of services provided, fees charged and results achieved. Some of our competitors in this area have been in business longer, have more established business relationships and have large dedicated research staffs which this Company does not have. However, we believe that the knowledge, experience and historical achievements of our management personnel over many years allow us to find suitable business opportunities.

     We believe the greatest competitive advantage any business has is created by building trust and confidence established through good, quality working relationships. All businesses rely on relationships and alliances to build on. To our benefit, K-1 Builders, Inc. management and key consultants through their past business experiences have established good working relationships to build on.

     According to the National Real Estate Investor Association the largest Real Estate Developers in the United States, based on total square feet under development in North America are as follows:

            * Gerald Hines Corporation in Houston, Texas
            * Trammel Crow Corporation in Dallas, Texas
            * Morrison Knudsen in Boise, Idaho
            * Opus Group in Minnetonka, Minnesota
            * Westcor Partners in Phoenix Arizona
            * Carter-Oncor in Atlanta Georgia
            * Zeckendorf  Corp. in New York, New York
            * Homart Company in Chicago, Illinois

Research and Development

      As a start-up business with extremely limited financial and human resources we have not spent time establishing significant research and development activities since inception, except for our personal investigations into our potential business opportunities.

Government Approvals

      Our Company must obtain certain government approvals and meet many licensing requirements in order to provide the services we offer in many States and foreign countries. We believe our existing management and project affiliates will be able to meet the licensing and project approval requirements in most states. Mr. Kevin Kirch the Company President will act as the interface with the appropriate oversight bodies regarding regulations to maintain compliance. His 26 years experience in the Construction Industry has familiarized him with DOC, DOE, OSHA, HHS, DOI and DOL regulations and the requirements of the Uniform Building Code adopted by many states. Most approvals are granted pursuant to evaluation criteria which
are generally consistent among the majority of states.   Though our Company's
management and key consultants have many years of experience in dealing with local, state, federal and international government regulations and approval processes, no assurance can be given that our Company's experience and financial capabilities will be sufficient to meet the requirements of the jurisdictions in which we intend to operate.

Effects of Governmental Regulations

      The construction and development industry is highly regulated. Our Company will be required to comply with a variety of federal, state and local laws relating to our building activities, the building materials we use, and the designs of our construction projects. These requirements vary widely, depending on the location. While we believe we will be able to remain in material compliance with all such laws, if it should be determined that our Company is not in compliance with the law, our Company could become subject to cease and desist orders, injunctive proceedings, civil fines and other penalties.

Compliance with Environmental Laws

     In connection with any development and construction project we pursue there will be various federal, state, local and foreign environmental laws, ordinances and regulations that must be strictly adhered to. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for the environmental damages. Our Company could be held liable in part or in whole for the cost of remedial action with respect to any such environmental infractions and claims related to them. There can be no assurance that federal, state and local agencies or private plaintiffs will not bring such actions in the future, or that such actions, if adversely resolved, would not have a material adverse effect on the Company's business and results of operations.

Employees

     We currently have no employees aside from officers and directors who work on a part time, as needed basis with no commitment for full time employment. All of our Company's key consultants support K-1 BUILDERS, INC. on a consulting basis. We do not foresee hiring any further employees until revenues and operations warrant the addition of employees.


                 MANAGEMENT'S DISCUSSION OF PLAN OF OPERATION

     Our purpose is to engage in the business development and construction services, first on a local and regional basis, and second on a national and international basis. We initially intend to obtain contracts to build facilities as needed for growing companies on a national and potentially international basis.

     We intend to offer our services in an efficient and timely manner to our customers. We intend to offer our customers quality design and construction at fair and competitive prices. We intend to compete vigorously in the construction industry beginning within the Salt Lake City area, Rocky Mountain region.


Plan of Operation

     During the next 12 months, our plan of operation consists of the following:

     - Attempt to raise up to $200,000 in this offering; (three months)

     - Finalize development and construction contracts with a suitable companies within the area; (one to two months)

     - Begin target marketing of services; (two to three months)

     - Hire and train approximately three to five employees; (one to two months)

     - Commence expanding sales and construction operations;
       (three to six months) and

     - Work towards making the business profitable. (twelve months)

     Accomplishing our 12 month plan of operations is dependent on our company being able to raise capital by successfully completing this offering. Becoming profitable will also depend on additional factors, some of which are beyond our control. As of the date of this prospectus we have no commitments for any portion of this offering.

     Our current cash is sufficient to pay all the expenses of this offering.

Management's Discussion and Analysis of Financial Condition and Results of Operations

    Our activities to date have been limited to our formation, services development study, and the preparation of this offering.

Liquidity and Capital Reserves

     Presently our liquid resources are sufficient to pay all of the costs of this offering and some marketing preparations. We are dependent on completing this offering successfully in order to obtain the funding necessary to implement our business plan described above. Our auditors have issued a "going concern" opinion in Note 4 of our audited financial statements which forms a part of this prospectus, indicating that we do not have an established source of revenues sufficient to cover our operating costs and to allow us to continue as a going concern. It is our intent to complete this offering to provide us with the funds to build and operate a health and nutritional supplements business.

     To the extent we are able to obtain substantial capital for our use and purposes from this offering, we will be able to move out of the planning and pre-implementation stage and proceed with our business plan.

     Our business plan requires substantial funding which we are seeking through this offering. If we successfully complete a partial offering but raise less than the maximum offering, we do not expect to seek debt financing.

     The officers and directors decided at the time of incorporation that we would offer shares of our common stock in an attempt to finance our initial capital needs. We have successfully arranged short term financing as reflected in our financial statements.

     Together with existing funds, the net proceeds from the sale of the offering as outlined within this prospectus, we believe we will have sufficient working capital to meet anticipated capital needs for the next 12 months. After that, additional funds will need to be generated either from internal operations or be obtained from equity or debt financing, for which we have no commitments.

     Since we can provide no assurance that our efforts in this offering will be successful, we intend to actively pursue other financing or funding opportunities. Agreements for these types of financing arrangements will only be entered into if, in our opinion, they provide a less expensive and/or more stable form of financing or funding.


                           DESCRIPTION OF PROPERTY

     The Company has no properties and at this time has no agreements to acquire any properties.

     In order to significantly reduce overhead costs while the company is experiencing current start-up financial challenges for the time being we are now using office space donated by the company secretary which mailing address is 3945 So. Wasatch Blvd. #282 Holladay, Utah 84124.


              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            The company has engaged in one related transaction in that office space has been donated to the company at no charge for an indefinite period by John Chris Kirch an officer of the company. See "Description of Property."

                         MARKET FOR COMMON EQUITY AND
                         RELATED STOCKHOLDER MATTERS

     At present, our shares are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. A purchaser of shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public resales. Furthermore, the shares are not marginal and it is unlikely that a lending institution would accept the shares as collateral for a loan.

     Pursuant to this Registration Statement, we propose to publicly offer a maximum of 400,000 shares. To date, no shares are subject to outstanding options, warrants to purchase or securities convertible into common stock. No shares have been sold pursuant to Rule 144 of the Securities Act. We have agreed to register no shares held by existing security holders for resale.

                            EXECUTIVE COMPENSATION

     Mr. Kevin Kirch and John Chris Kirch have not received, nor are they projected to receive, any compensation for their services, including their capacities as Directors, other than the issuance of the Company's Common Stock as set forth in this document. At present, we cannot accurately estimate the point when revenues and operating cash flows will be sufficient enough to implement an appropriate compensation plan, nor are we able to estimate the exact amount of compensation at this time. There are no annuity, pension, or retirement benefits proposed to be paid to Officers, Directors, or employees of the Company.

     Should the Company become profitable and produce commensurate cash flows from operations and/or through the sale of strategic investments, there may be some level of compensation paid to them, however, this will be subject to approval by the Company's Board of Directors. It is the responsibility of the Company's Officers and its Board of Directors to determine the timing of any remuneration for key personnel. Such determination and timing thereof will be based upon such factors as positive cash flow to include equity sales, operating cash flows, capital requirements, and a positive cash flow balance in excess of $12,500 per month. At the time cash flow reaches this point, and appears to be sustainable, the Officers and Board of Directors will again address the compensation of its key personnel and set forth a more formal and complete plan for remuneration in line with operations of the Company.

Board Committees

         The Company's board of directors has periodically met (or acted through unanimous written consent) since the date of incorporation. The Company currently has no Board committees.

Option Grants in Last Fiscal Year

     K-1 Builders, Inc. has not granted any options prior to the date of this offering.

Indebitedness of K-1 Builders, Inc. Directors and Senior Officers

     Since incorporation, no indebtedness has been incurred nor does any indebtedness currently exist between K-1 Builders, Inc. and the directors or officers of K-1 Builders, Inc. or any of their associates or affiliates.

Employment Agreements

     There are no employment agreements between the Issuer and its officers or directors.

Summary Compensation Table

     There were no stock awards, restricted stock awards, stock options, stock appreciation rights, long-term incentive plan compensation or similar rights granted to any of our officers or directors. None of our officers or directors presently holds directly any stock options or stock purchase rights. We have no retirement, pension profit sharing, or other plan covering any of our officers and directors.

Stock Option Plans

     As of the date of this offering, we have no outstanding stock options held directly by our officers or directors, and we have adopted no formal stock option plans for our officers, directors and/or employees. We reserve the right to adopt one or more stock options plans in the future. As of the date of this offering, we have no plans to issue additional shares of our common or preferred stock or options to acquire the same to our officers, directors or their affiliates or associates.


                       DETERMINATION OF OFFERING PRICE

     The offering price of $.50 per Share for the Shares we are offering has been arbitrarily determined by our management. This price bears no relation to our assets, book value, or any other customary investment criteria. Among factors considered by us in determining the offering price were estimates of our business potential, our limited financial resources, the amount of equity and control desired to be retained by our present shareholders, the amount of dilution to public investors and the general condition of the securities markets.


                             FINANCIAL STATEMENTS

     Our audited financial statements which consist of audited balance sheets as of August 31, 2000, and audited related statements of operations, stockholders' equity and cash flows from inception on August 22, 2000 through August 31, 2000 and accompanying foot notes appear on the following pages.

     Our audited financial statements appearing in this Registration Statement have been examined by Robison Hill & Company, Certified Public Accountants, as indicated in the report contained herein. The financial statements are included in this Registration Statement in reliance upon the report of that firm as an expert in auditing and accounting.


                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

    None.

                                  FINANCIALS





                              K-1 BUILDERS, INC.
                        (A Development Stage Company)

                                     -:-

                         INDEPENDENT AUDITOR'S REPORT

                               AUGUST 31,  2000

                                   CONTENTS


                                                                      Page

Independent Auditor's Report..........................................F - 1

Balance Sheet
 August 31, 2000......................................................F - 2

Statements of Operations for the
  Period From August 22, 2000 to August 31, 2000......................F - 3

Statement of Stockholders' Equity
  Since August 22, 2000 (inception) to August 31, 2000................F - 4

Statements of Cash Flows for the
 Period From August 22, 2000 to August 31, 2000.......................F - 5

Notes to Financial Statements.........................................F - 6

                         INDEPENDENT AUDITOR'S REPORT


K-1 Builders, Inc.
(A Development Stage Company)


     We have audited the accompanying balance sheet of K-1 Builders, Inc. (a development stage company) as of August 31, 2000, and the related statements of operations and cash flows for the period from August 22, 2000 to August 31, 2000, and the statement of stockholders' equity from August 22, 2000 (inception) to August 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of K-1 Builders, Inc. (a development stage company) as of August 31, 2000 and the results of its operations and its cash flows for the period from August 22, 2000 to August 31, 2000 in conformity with generally accepted accounting principles.

                            Respectfully submitted



                            /s/ Robison, Hill & Co.
                            Certified Public Accountants

Salt Lake City, Utah
September 14, 2000

                              K-1 BUILDERS, INC.
                        (A Development Stage Company)
                                BALANCE SHEETS


                                                          August 31,
                                                            2000
                                                         -------------
Assets:
 Cash & Cash Equivalents                                 $     16,900
                                                         -------------
Total Assets                                             $     16,900
                                                         =============


Liabilities - Accounts Payable                           $          -
                                                         -------------
Stockholders' Equity:
Preferred Stock, Par value $.0001
  Authorized 10,000,000 shares
  No shares issued at August 31, 2000                               -
Common Stock, Par value $.001
  Authorized 50,000,000 shares,
  Issued 900,000 shares at August 31,
  2000                                                            900
Paid-In Capital                                                20,900
Deficit Accumulated During Development Stage                   (4,900)
                                                         -------------

    Total Stockholders' Equity                                 16,900
                                                         -------------


     Total Liabilities and Stockholders' Equity          $     16,900
                                                         =============





The accompanying notes are an integral part of these financial statements.

                              K-1 BUILDERS, INC.
                        (A Development Stage Company)
                           STATEMENTS OF OPERATIONS


                                                               Cumulative
                                                               since
                                               For the period  August 22, 2000
                                               ended           Inception of
                                               August 31,      development
                                               2000            stage
                                               -------------   -------------
Revenues:                                      $          -    $          -

Expenses:
   General & Administrative                           4,900           4,900
                                               -------------   -------------

     Net Loss                                  $     (4,900)   $     (4,900)
                                               -------------   -------------

Basic & Diluted loss per share                 $      (0.02)   $      (0.02)
                                               =============   =============





The accompanying notes are an integral part of these financial statements.

                              K-1 BUILDERS, INC.
                        (A Development Stage Company)
                      STATEMENT OF STOCKHOLDERS' EQUITY
             SINCE AUGUST 22, 2000 (INCEPTION) TO AUGUST 31, 2000


                                                                Deficit
                                                                Accumulated
                                                                Since
                                                                August 22,
                                                                2000
                                                                Inception of
                               Common Stock        Paid-In      Development
                            Shares     Par Value   Capital      Stage
                         ------------ ------------ ------------ -------------
Balance at August 22,
  2000 (inception)                 -  $         -  $         -  $          -

August 28, 2000 Issuance
  of Stock  for cash at
  $.001 per share            900,000          900            -             -

Capital contributed by
  Shareholder                      -            -       20,900             -

Net Loss                           -            -            -        (4,900)
                         ------------ ------------ ------------ -------------
Balance at August 31,
  2000                       900,000  $       900  $    20,900  $     (4,900)
                         ============ ============ ============ =============

The accompanying notes are an integral part of these financial statements.

                              K-1 BUILDERS, INC.
                        (A Development Stage Company)
                           STATEMENTS OF CASH FLOWS


                                                               Cumulative
                                                               since
                                             For the period    August 22, 2000
                                                  ended        Inception of
                                                August 31,     Development
                                                   2000        Stage
                                             ---------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss                                     $       (4,900)   $       (4,900)
Increase (Decrease) in Accounts Payable                   -                 -
                                             ---------------   ---------------
  Net Cash Used in operating activities              (4,900)           (4,900)
                                             ---------------   ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Net cash provided by investing activities               -                 -
                                             ---------------   ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Issuance of Common Stock                  900               900
Capital contributed by shareholder                   20,900            20,900
                                             ---------------   ---------------
  Net Cash Provided by Financing Activities          21,800            21,800
                                             ---------------   ---------------
Net (Decrease) Increase in
  Cash and Cash Equivalents                          16,900            16,900
Cash and Cash Equivalents
   at Beginning of Period                                 -                 -
                                             ---------------   ---------------
Cash and Cash Equivalents at End of Period   $       16,900    $       16,900
                                             ===============   ===============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                   $            -    $            -
  Franchise and income taxes                 $            -    $            -


SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES: None



The accompanying notes are an integral part of these financial statements.

                              K-1 BUILDERS, INC.
                        (A Development Stage Company)
                        NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED AUGUST 31, 2000


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This summary of accounting policies for K-1 Builders, Inc. is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Organization and Basis of Presentation
--------------------------------------

     The Company was incorporated under the laws of the State of Nevada on August 22, 2000.

Nature of Business
------------------

     The Company has no products or services as of August 31, 2000. The Company was organized as a vehicle to further develop and market building construction services for expanding companies.

Cash and Cash Equivalents
--------------------------

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness of Estimates
--------------------------

     The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              K-1 BUILDERS, INC.
                        (A Development Stage Company)
                        NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED AUGUST 31, 2000
                                 (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Loss per Share
--------------

     The reconciliations of the numerators and denominators of the basic loss per share computations are as follows:

                                                          Per-Share
                               Income        Shares       Amount
                               ----------   ------------  ----------
                               (Numerator)  (Denominator)

                                For the year ended August 31, 2000
                               -------------------------------------

Basic Loss per Share
 Loss to common shareholders   $   (4,900)      300,000   $   (0.02)


     The effect of outstanding common stock equivalents would be anti-dilutive for August 31, 2000 and are thus not considered.

NOTE 2 - INCOME TAXES

     As of August 31, 2000, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $4,900 that may be offset against future taxable income through 2011. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carry forwards will expire unused. Accordingly, the potential tax benefits of the loss carry forwards are offset by a valuation allowance of the same amount.

NOTE 3 - DEVELOPMENT STAGE COMPANY

      The Company has not begun principal operations and as is common with a development stage company, the Company has had recurring losses during its development stage.

                              K-1 BUILDERS, INC.
                        (A Development Stage Company)
                        NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED AUGUST 31, 2000
                                 (Continued)

NOTE 4 - COMMITMENTS

     As of August 31, 2000 all activities of the Company have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

Outside back cover page of prospectus


     Until ___________, 2000, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares offered by this prospectus or an offer to sell or a solicitation of an offer to buy the shares in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction


                     ____________________________________


                             Up to 400,000 shares

                              K-1 Builders, Inc.

                                 Common stock

                           ________________________

                                  Prospectus
                          __________________________


                            _______________, 2000



                              K-1 Builders, Inc.
                        3945 S. Wasatch Bvd. Suite 282
                             Holladay, Utah 84124
                                (801) 420-6400

                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS
----------------------------------------------------------------------------

ITEM 24 - Indemnification of Directors and Officers


     The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

     (a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

     1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.


     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     (a)  By the stockholders;

     (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

      (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

      7. The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada
Business Corporation Act.


ITEM 25 - Other Expenses of Issuance and Distribution

     All expenses are estimates

                                             Amount
     Expense                                 Maximum
     -------                                 -------

     SEC Registration Fees                   $   52.80

     Blue Sky fees and expenses              $1,000.00

     Printing and shipping expenses          $2,000.00

     Legal fees and expenses                 $5,000.00

     Accounting fees and expenses            $1,000.00

     Transfer and miscellaneous expenses     $  947.20

     Total                                   $10,000.00

ITEM 26 - Recent Sales of Unregistered Securities

     The following unregistered securities were issued by K-1 Builders, Inc.:

     On August 28, 2000, we issued 900,000 shares to Kevin Kirch and John Chris Kirch as founders and officers and directors of the Company. The transaction was effected pursuant to Section 4(2) of the Securities Act of 1933, as amended.

ITEM 27- Exhibits

(A)  Exhibits

Exhibit
Number              Description

2.1*                Articles of Incorporation
2.2*                By-laws
10.1**              Consent of Independent Auditor
10.2*               Consent of Legal Counsel
                      (Included in Exhibit 11)
11*                 Opinion of Legality
27*                 Financial Data Schedule

*  Filed with initial filing on Form SB-2, September 27, 2000
**     Filed with amended Form SB-2, November 9, 2000

ITEM 28 - Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of K-1 BUILDERS, INC. pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of K-1 BUILDERS, INC. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     K-1 BUILDERS, INC. hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 242(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


                                 SIGNATURES

     The issuer has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt
Lake City, State of Utah, on     November 28, 2000.


                                          K-1 BUILDERS, INC.


                                          By: /s/ John Chris Kirch
                                              -----------------
                                          Its: Secretary, Treasurer
                                          Director and Chief Accounting and
                                          Financial Officer

     This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Title                            Date



/s/ Kevin Kirch                              November 28, 2000
-----------------                        ---------------------------
Kevin Kirch,
President, & Director

/s/ John Chris Kirch
---------------------
Secretary, Treasurer, Director                November 28, 2000 >
And Chief Accounting and                  ------------------------
Financial Officer